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                                  EXHIBIT 99.1

                 GEON, ICI COMPLETE AUSTRALIAN PVC JOINT VENTURE
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CLEVELAND, OHIO - JULY 31, 1997 - The Geon Company (NYSE: GON) announced that effective today it has finalized the joint venture between its Australian polyvinyl chloride (PVC) operations and the PVC operations of ICI Australia Limited. All government and regulatory approvals have been received for the joint venture, which will be known as Australian Vinyls Corporation Limited.

The Geon Company is one of the largest suppliers of PVC resins in North America and is the world's largest merchant provider of PVC compounds. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries have 11 manufacturing plants in the United States and Canada, and joint ventures in Australia, Europe and Southeast Asia.

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                              Contact: Dennis Cocco
                    Director of Corporate & Investor Affairs
                                  216-930-1528